                                                                    EXHIBIT 10.7



                            WASHINGTON MUTUAL, INC.

                    SUPPLEMENTAL EMPLOYEES' RETIREMENT PLAN





                           Effective January 1, 1994

                            WASHINGTON MUTUAL, INC.
                    SUPPLEMENTAL EMPLOYEES' RETIREMENT PLAN

                           Effective January 1, 1994


                                                       TABLE OF CONTENTS

                                                                                                                            Page
         PREAMBLE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

                                                           ARTICLE I
                                                         NATURE OF PLAN

         1.1     Purpose  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         1.2     Top Hat Plan and Excess Benefits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         1.3     Unfunded Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

                                                           ARTICLE II
                                                  DEFINITIONS AND CONSTRUCTION

         2.1     Accounts.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         2.2     Beneficiary. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         2.3     Cash Balance Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         2.4     Code . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         2.5     Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         2.6     Compensation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         2.7     Disabled or Disability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         2.8     Eligible Employee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         2.9     Employee.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         2.10    Employer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         2.11    ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         2.12    Former Participant . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         2.13    Normal Retirement Age  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         2.14    Participant  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         2.15    Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         2.16    Plan Administration Committee or Committee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         2.17    Plan Year  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         2.18    Related Employer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         2.19    Retirement Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         2.20    RSIP . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         2.21    Year of Vesting Service  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

                                                          ARTICLE III
                                                            BENEFITS

         3.1     Participant's Accounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         3.2     Benefits Credited to Accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         3.3     Interest Credited to Accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

                                                           ARTICLE IV
                                                      PAYMENT OF BENEFITS

         4.1     Commencement of Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         4.2     Determination of Nonforfeitable Benefits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         4.3     Payment of Death Benefits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         4.4     Payment in the Event of Legal Disability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         4.5     Accounts Charged . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         4.6     Unclaimed Accounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

                                                           ARTICLE V
                                                 PLAN ADMINISTRATION COMMITTEE

         5.1     Appointment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         5.2     Term . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         5.3     Compensation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         5.4     Powers of Plan Administration Committee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         5.5     Manner of Action . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         5.6     Authorized Representative  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         5.7     Interested Member  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         5.8     Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

                                                           ARTICLE VI
                                             PARTICIPANT ADMINISTRATIVE PROVISIONS

         6.1     Beneficiary Designation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         6.2     Personal Data to Plan Administration Committee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         6.3     Address for Notification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         6.4     Place of Payment and Proof of Continued Eligibility  . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         6.5     Assignment or Alienation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         6.6     Information Available  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         6.7     Beneficiary's Right to Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         6.8     Claims Procedure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         6.9     Appeal Procedure for Denial of Benefits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         6.10    No Rights Implied  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

                                                          ARTICLE VII
                                                   AMENDMENT AND TERMINATION

         7.1     Amendment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         7.2     Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

                                                          ARTICLE VIII
                                                         MISCELLANEOUS

         8.1     Execution of Receipts and Releases . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         8.2     Employer Records . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         8.3     Interpretations and Adjustments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         8.4     Evidence . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         8.5     Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         8.6     Notice . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         8.7     Waiver of Notice . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         8.8     Successors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         8.9     Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         8.10    Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

                            WASHINGTON MUTUAL, INC.
                    SUPPLEMENTAL EMPLOYEES' RETIREMENT PLAN

                           Effective January 1, 1994


                                    PREAMBLE


         WHEREAS, Washington Mutual, Inc. (the "Company") has established certain tax-qualified retirement plans for the benefit of its employees, and provides retirement benefits thereunder within the limits prescribed by the Code;

         WHEREAS, pursuant to the Revenue Reconciliation Act of 1993, the amount of a participant's compensation that can be considered under a tax-qualified retirement plan has been significantly reduced, which will, beginning January 1, 1994, result in lower benefit accruals for certain key management and highly compensated employees under the retirement plans maintained by the Company;

         WHEREAS, upon the recommendation of the compensation committee, the board of directors of the Company's predecessor, Washington Mutual Savings Bank, previously established this plan to supplement the benefits that are accrued under the tax-qualified retirement plans of the Company with respect to compensation earned above the compensation limits prescribed by the Code;

         NOW, THEREFORE, the Company, having assumed all benefit plans established by Washington Mutual Savings Bank, hereby establishes this Washington Mutual, Inc. Supplemental Employees' Retirement Plan for the purposes stated in Article I, to be effective January 1, 1994.


                                   ARTICLE I
                                 NATURE OF PLAN


         1.1 PURPOSE. The purpose of this Plan is to provide retirement benefits for certain key employees of the Company and its affiliates that supplement the benefits accrued under the Cash Balance Plan and the RSIP.

         1.2 TOP HAT PLAN AND EXCESS BENEFITS. The Plan is an unfunded plan maintained primarily to provide deferred compensation benefits for a select group of management or highly compensated employees (within the meaning of sections 201(2), 301(a)(3), and 401(a)(1) of ERISA), and is intended to be exempt from Parts 2, 3, and 4 of ERISA. The Plan also separately accounts for benefits that are provided to certain employees in excess of the limitations on contributions and benefits imposed by section 415 of the Code, as described in section 3(36) of ERISA, and such separate part of the Plan is intended to be an "excess benefit plan" exempt from ERISA pursuant to section 4(b)(5) of ERISA.

         1.3 UNFUNDED PLAN. This Plan is established as an unfunded plan of deferred compensation. The compensation that is payable hereunder and interest that accrues thereon are represented solely by bookkeeping entries on accounts maintained by the Plan Administration Committee. No funds are held in trust or otherwise segregated for the sole purpose of paying Plan benefits.
All Plan benefits are payable solely from the general assets of the Company. The Company may from time to time reserve assets in a general account or grantor trust owned by the Company for the purpose paying liabilities that are accrued under this Plan. Participants and Beneficiaries shall have no legal or equitable rights, interest or claims in any specific collateral, property or assets of the Company, but shall be general unsecured creditors of the Company until benefits are paid hereunder.


_________________________
End of Article I

                                   ARTICLE II
                          DEFINITIONS AND CONSTRUCTION

         For the purpose of this Plan, the following definitions shall apply unless the context requires otherwise. Words used in the masculine gender shall apply to the feminine, where applicable, and wherever the context of the Plan dictates, the plural shall be read as the singular and the singular as the plural. The words "Article" or "Section" in this Plan shall refer to an Article or Section of this Plan unless specifically stated otherwise.
Compounds of the word "here," such as "herein" and "hereof" shall be construed to refer to another provision of this Plan, unless otherwise specified or required by the context. In determining the time within which an event or action is to take place for purposes of the Plan, no fraction of a day shall be considered, and any act, the performance of which would fall on a Saturday, Sunday, holiday or other non-business day, may be performed on the next following business day.

         2.1 ACCOUNTS. The separate bookkeeping records maintained to record the benefits of a Participant earned under the Plan which include the following or any others that are established by the Plan Administration
Committee:

                 (a) "Cash Balance Account" shall mean the Account reflecting benefits credited to a Participant hereunder that are earned with reference to the Cash Balance Plan and are not allocated to the Excess Benefits Account, together with earnings, gains and losses credited thereto.

                 (b) "Excess Benefits Account" shall mean the Account reflecting benefits credited to a Participant hereunder that are in excess of the limitations on contributions and benefits under the Retirement Plans imposed by section 415 of the Code, as described in section 3(36) of ERISA, together with earnings, gains and losses credited thereto.

                 (c) "RSIP Account" shall mean the Account reflecting benefits credited to a Participant hereunder that are earned with reference to the RSIP and are not allocated to the Excess Benefits Account, together with earnings, gains and losses credited thereto.

         2.2 BENEFICIARY. Any person or fiduciary designated by a Participant who is or may become entitled to a benefit under the Plan following the death of the Participant; provided, that in the case of a married Participant, the Participant's Beneficiary shall be the Participant's surviving spouse unless the Participant's spouse (i) consents in writing to the designation of another party as Beneficiary of all or a part of the benefit to which the Participant may become entitled under the Plan, (ii) such election designates a Beneficiary which may not be changed without spousal consent (or the consent of the spouse expressly permits designations by the Participant without any requirement of further spousal consent), (iii) the spouse's consent acknowledges the effect of such election, and (iv) such consent is witnessed by a notary public or a member of the Plan Administration Committee. Such spousal consent shall not be required if it is established to the satisfaction of the Plan Administration Committee that such consent cannot be obtained because the spouse cannot be located or because of such other circumstances as the Secretary of the Treasury may prescribe by regulations. Any consent by a spouse hereunder shall be effective only with respect to that spouse.

         2.3 CASH BALANCE PLAN. The Washington Mutual, Inc. Cash Balance Pension Plan.

         2.4     CODE.  The Internal Revenue Code of 1986, as amended.

         2.5     COMPANY.  Washington Mutual, Inc. or any successor thereto.

         2.6 COMPENSATION. A Participant's compensation, determined according to the definition of "compensation" under the Cash Balance Plan for a Plan Year, without regard to the limitations of section 401(a)(17) of the Code contained in the Cash Balance Plan, that is actually paid or made available to the Participant during such year, less the maximum amount of compensation that can be considered under section 401(a)(17)(A) of the Code, as adjusted by section 401(a)(17)(B) of the Code.

         2.7 DISABLED OR DISABILITY. A Participant is Disabled when the Committee determines, in its sole and absolute discretion, that the Participant has become totally and permanently disabled and unable to engage in any occupation for wage or profit, as described in section 22(e)(3) of the Code. The Committee may require a Participant to submit to a medical examination in order to confirm Disability. The Committee may also rely on the determination of Disability by the Social Security Administration.

         2.8 ELIGIBLE EMPLOYEE. Any Employee who is (i) part of a select group of management or highly compensated employees within the meaning of sections 201(2), 301(a)(3), and 401(a)(1) of ERISA, or who accrues annual additions under the Retirement Plans that are in excess of the limitations on contributions and benefits imposed by section 415 of the Code, as described in section 3(36) of ERISA, and (ii) who is identified on Exhibit A of this Plan, as it may be modified by the Company or the Plan Administration Committee from time to time.

         2.9 EMPLOYEE. Any employee of an Employer; specifically excluding, however, a person who is a nonresident alien who receives no earned income which constitutes income from sources within the United States.

         2.10 EMPLOYER. The Company, Washington Mutual Bank, Washington Mutual, a Federal Savings Bank, Washington Mutual Federal Savings Bank, WM Life Insurance Company, Murphey Favre, Inc., Murphey Favre Securities Services, Inc., Composite Research & Management Co., and Washington Mutual Insurance Services, Inc. The term Employer also includes any Related Employer which is designated by the Company or the Plan Administration Committee as an Employer, or whose Employee is designated by the same as an Eligible Employee in any Plan Year.

         2.11 ERISA. The Employee Retirement Income Security Act of 1974, as amended.

         2.12 FORMER PARTICIPANT. Any individual, other than a Re-Employed Employee, who has been a Participant, but who has terminated employment, and who has not yet received the entire benefit to which he is entitled under the Plan.

         2.13 NORMAL RETIREMENT AGE. The first day of the month that coincides with or immediately precedes the date the Participant attains age 65.

         2.14 PARTICIPANT. An Eligible Employee who is eligible for benefits under any of the Retirement Plans and who the Committee has identified in writing as a Participant hereunder on Exhibit A to the Plan, including a Former Participant.

         2.15 PLAN. The Washington Mutual, Inc. Supplemental Employees' Retirement Plan as embodied herein and as amended from time to time.

         2.16 PLAN ADMINISTRATION COMMITTEE OR COMMITTEE. The committee specified under Article V, as from time to time constituted, to be the administrator of the Plan. If a Committee is not appointed, the Company shall be the Committee.

         2.17 PLAN YEAR. The fiscal year of the Plan, which is the period from January 1 through December 31 of each year.

         2.18 RELATED EMPLOYER. Any business entity that is, along with an Employer, (i) a member of a controlled group of corporations (as defined by section 414(b) of the Code), (ii) a member of a group of trades or businesses (whether or not incorporated) that are under common control (as defined by section 414(c) of the Code), (iii) a member of an affiliated service group (as defined by section 414(m) of the Code), or (iv) any other entity described by Treasury Regulations promulgated pursuant to section 414(o) of the Code.

         2.19 RETIREMENT PLANS. The Washington Mutual, Inc. Cash Balance Pension Plan and the Washington Mutual, Inc. Retirement Savings Investment Plan.

         2.20 RSIP. The Washington Mutual, Inc. Retirement Savings Investment Plan.

         2.21 YEAR OF VESTING SERVICE. Each Plan Year in which a Participant earns a year of vesting service under the Cash Balance Plan. A Year of Vesting Service will also be credited for each year of vesting service earned under the Cash Balance Plan prior to the time the Participant was eligible to participate in this Plan.


_________________________
End of Article II

                                  ARTICLE III
                                    BENEFITS


         3.1 PARTICIPANT'S ACCOUNTS. The Plan Administration Committee shall establish for each Participant one or more of the Accounts described in
Section 2.1, as appropriate, to which shall be allocated the proper benefit accruals hereunder, together with interest credited thereto and less the distributions therefrom.

         3.2 BENEFITS CREDITED TO ACCOUNTS. For each Plan Year that a Participant earns a Year of Vesting Service, the following amounts shall be credited to his appropriate Accounts as of the last day of the Plan Year:

                 (a) Excess Benefits. Any amount that exceeds the limitations on annual additions under the Retirement Plans for a Participant during a Plan Year shall be credited to his Excess Benefits Account.

                 (b) Cash Balance. A percentage of each Participant's Compensation for the Plan Year shall be credited to the Participant's Cash Balance Account, as follows:

                          (1) 3% for Compensation earned in Plan Years beginning before January 1, 1995.

                          (2) For Compensation earned in Plan Years beginning on and after January 1, 1995, the percentage credited shall be based on the Participant's Years of Vesting Service, as follows:

                 Years of
         Vesting Service                          Percentage of Compensation
         ---------------                          --------------------------
         Less than 5                                         2.5%
         5 but less than 10                                  3.0%
         10 or more                                          4.0%


                          (3) The amount credited for the Plan under paragraph (1) or (2) multiplied by one-half of the Interest Credit (described in Section 3.3) in effect for the Plan Year.

                 (c) RSIP. Each Participant's RSIP Account shall be credited with the profit sharing contributions under the RSIP that would have been allocated to the Participant's accounts thereunder but for the limitations of section 401(a)(17) of the Code. This credit shall not include any matching contributions that are based on salary deferral elections of the Participant under the RSIP.

         3.3 INTEREST CREDITED TO ACCOUNTS. On the last day of each Plan Year and prior to crediting benefits described in Section 3.2, each Participant's Account shall be credited with an amount of interest payable on the accumulated amounts previously credited to the Accounts:

                 (a)      For the Plan Year beginning January 1, 1994, 7.5%.

                 (b) For the Plan Year beginning on January 1, 1995, 7.625%, applied to Accounts on a prorated basis for the period from January 1, 1995, through September 30, 1995.

                 (c) Effective October 1, 1995, the Assumed Interest Credit for a Plan Year shall be the yield on 30-year Treasury Constant Maturities, determined for each Plan Year on the basis of the rate announced on December 31 of the prior year. This annual rate shall be applied to Accounts on a prorated basis for the period from October 1, 1995, through December 31, 1995.


_________________________
End of Article III

                                   ARTICLE IV
                              PAYMENT OF BENEFITS


         4.1 COMMENCEMENT OF PAYMENTS. A Participant shall generally receive payment of the nonforfeitable balance of his Accounts in ten equal annual installments, commencing 90 days after the later of termination of employment with the Company and all Related Employers or attainment of Normal Retirement Age. However, a Participant may, upon the consent of the Plan Administration Committee, make a one-time irrevocable election for (i) payments to commence on a fixed or determinable time, and/or (ii) payments to be made in equal annual installments of less than ten years or in a single sum. The Participant's election must be made prior to the time that payments would otherwise commence and the later of December 28, 1995, and 60 days following termination of employment with the Company and all Related Employers. Unpaid installments will continue to be credited with interest as specified in Section 3.3.

The Plan Administration Committee may give its consent to any alternate payment election made by the Participant in its absolute discretion, based on any business or financial considerations that the Committee deems appropriate. The decision of the Plan Administration Committee to consent or deny consent to a Participant's election described in this Section shall for all purposes be deemed to have been made pursuant to valid business or financial considerations.

         4.2 DETERMINATION OF NONFORFEITABLE BENEFITS. A Participant's Accounts shall be fully nonforfeitable if termination of employment occurs as a result of death or Disability or at any time following Normal Retirement Age. Upon termination of employment for any other reason, the nonforfeitable percentage of a Participant's Accounts shall be based upon such Participant's Years of Vesting Service and shall be determined in accordance with the appropriate forfeiture schedule in paragraph (a) or (b) below. Any portion of a Participant's Accounts that is not nonforfeitable shall be forfeited at the time benefit payments commence.

                 (a) The following forfeiture schedule shall apply if a Participant has not engaged in an act of dishonesty, as described in paragraph
(b):

                     Years of                         Percent
                 Vesting Service                   Nonforfeitable
                 ---------------                   --------------
                 Fewer than 2                             0%
                          2                              25%
                          3                              50%
                          4                              75%
                 5 or more                              100%


                 (b) The Account of a Participant who has engaged in dishonesty shall be completely forfeited if such Participant has not completed at least five Years of Vesting Service at the time of termination of employment, but shall be completely nonforfeitable after the completion of five Years of Vesting Service. For purposes of this Section, dishonesty means that the Participant has engaged in acts of fraud, embezzlement, theft or any other crime of moral turpitude or has otherwise been dishonest in his or her relationship with the Employer (without necessity of formal criminal proceedings being initiated) and the Participant's employment terminated by either discharge or resignation, all as determined by the Plan Administration Committee.

         4.3 PAYMENT OF DEATH BENEFITS. If a Participant dies prior to receiving full payment of his benefits hereunder, payment of his remaining benefits shall be made to his Beneficiary as soon as administratively feasible after death in the manner payable or elected by the Participant under Section 4.1.

         4.4 PAYMENT IN THE EVENT OF LEGAL DISABILITY. Payments to any Participant, Former Participant, or Beneficiary shall be made to the recipient entitled thereto in person or upon his personal receipt, in form satisfactory to the Committee, except when the recipient entitled thereto shall be under a legal disability, or, in the sole judgment of the Committee, shall otherwise be unable to apply such payment in furtherance of his own interest and advantage. The Committee may, in such event, in its sole discretion, direct all or any portion of such payments to be made in any one or more of the following ways:

                 (a)      To such person directly;

                 (b)      To the guardian of his person or his estate;

                 (c) To a relative or friend of such person, to be expended for his benefit; or

                 (d) To a custodian for such person under any Uniform Gifts to Minors Act.

The decision of the Committee, in each case, will be final, binding, and conclusive upon all persons ever interested hereunder. The Committee shall not be obliged to see to the proper application or expenditure of any payment so made. Any payment made pursuant to the power herein conferred upon the Committee shall operate as a complete discharge of all obligations of the Employer and the Committee, to the extent of the distributions so made.

         4.5 ACCOUNTS CHARGED. The Committee shall charge all distributions made to a Participant or to his Beneficiary from his Accounts against the Accounts of the Participant when made.

         4.6 UNCLAIMED ACCOUNTS. Neither the Employer nor the Plan Administration Committee shall be obliged to search for or ascertain the whereabouts of any Participant or Beneficiary. The Committee, by certified or registered mail addressed to his last known address of record with the Committee or the Employer, shall notify any Participant or Beneficiary that he is entitled to a distribution under this Plan, and the notice shall state the provisions of this Section. If the Participant has attained Normal Retirement Age, and the Participant or Beneficiary fails to claim his benefits or make his whereabouts known in writing to the

Committee by the date that is immediately prior to three years (adjusted according to the abandonment period of the escheat laws of the applicable state) after the date of notification, the Participant's Accounts shall be forfeited.


_________________________
End of Article IV

                                   ARTICLE V
                         PLAN ADMINISTRATION COMMITTEE


         5.1 APPOINTMENT. The Plan Administration Committee has been appointed by the Company to administer the Plan and serves in such capacity at the pleasure of the board of directors of the Company. The board of directors may remove the Committee or appoint a successor committee at any time. If the Plan Administration Committee ceases to exist or is removed by the board of directors without the appointment of a replacement committee, the Company shall function as the Plan Administration Committee.

         5.2 TERM. Each member of each Committee shall serve until his successor is appointed. Any member of the Committee may be removed by the Company, with or without cause, which shall have the power to fill any vacancy which may occur. A member may resign upon written notice to the Company.

         5.3 COMPENSATION. The members of the Committee shall serve without compensation for services as such, but the Company shall pay all expenses of the members of the Committee.

         5.4 POWERS OF PLAN ADMINISTRATION COMMITTEE. The Committee shall have full and absolute discretion in the exercise of its powers hereunder. All exercises of power by the Committee hereunder shall be final, conclusive and binding on all interested parties, unless found by a court of competent jurisdiction, in a final judgment that is no longer subject to review or appeal, to be arbitrary and capricious. In addition to the power otherwise enumerated herein, the Committee shall have the following specific authority:

                 (a) To direct the administration of the Plan in accordance with the provisions herein set forth;

                 (b) To adopt rules of procedure and regulations necessary for the administration of the Plan provided the rules are not inconsistent with the terms of the Plan;

                 (c) To interpret the provisions of the Plan and determine all questions with respect to rights of Employees, Participants, and Beneficiaries under the Plan, including but not limited to rights of eligibility of an Employee to participate in the Plan, the value of a Participant's Accounts, and the nonforfeitable percentage of each Participant's Accounts.

                 (d) To interpret and enforce the terms of the Plan and the rules and regulations it adopts;

                 (e) To review and render decisions with respect to a claim for, (or denial of a claim for) a benefit under the Plan;

                 (f) To furnish the Employer with information which the Employer may require for tax or other purposes;

                 (g) To engage the service of counsel (who may, if appropriate, be counsel for the Employer) and agents whom it may deem advisable to assist it with the performance of its duties;

                 (h) To prescribe procedures to be followed by distributees in obtaining benefits;

                 (i) To receive from the Employer and from Employees such information as shall be necessary for the proper administration of the Plan;

                 (j) To maintain, or cause to be maintained, separate Accounts in the name of each Participant.

                 (k) To select a secretary, who need not be a member of the Committee; and

                 (l)      To interpret and construe the Plan.

         5.5 MANNER OF ACTION. The decision of a majority of the members of the Plan Administration Committee appointed and qualified shall control. In case of a vacancy in the membership of the Committee, the remaining members may exercise any and all of the powers, authorities, duties, and discretion conferred upon the Committee. The Committee may, but need not, call or hold formal meetings. Any decisions made or action taken pursuant to written approval of a majority of the then members shall be sufficient. The Committee shall maintain adequate records of its decisions.

         5.6 AUTHORIZED REPRESENTATIVE. The Committee may authorize any one of its members, or its secretary, to sign on its behalf any notices, directions, applications, certificates, consents, approvals, waivers, letters, or other documents.

         5.7 INTERESTED MEMBER. No member of the Committee may decide or determine any matter concerning the distribution, nature, or method of settlement of his own benefits under the Plan unless there is only one person acting alone in the capacity as the Committee.

         5.8 INDEMNITY. The Company shall indemnify and save harmless the Committee, and its members, and each of them, from and against any and all loss resulting from liability to which the Committee, or its members, may be subjected by reason of any act, conduct, or inaction (except willful or reckless misconduct), in their official capacities in the administration of the Plan, including all expenses reasonably incurred in their defense, in case the Company fails to provide such defense.


_________________________
End of Article V

                                   ARTICLE VI
                     PARTICIPANT ADMINISTRATIVE PROVISIONS


         6.1 BENEFICIARY DESIGNATION. Each Participant may from time to time designate, in writing, a Beneficiary to whom his Accounts shall be paid in the event of his death. The Plan Administration Committee shall prescribe the form for the written designation of Beneficiary and, upon the Participant's filing the form with the Committee, it shall revoke all designations filed prior to that date by the same Participant. A Participant may designate multiple and/or contingent Beneficiaries. If a Participant fails to name a Beneficiary, or if the Beneficiary named by a Participant predeceases him, the Beneficiary shall be, first, his spouse at the time of his death, or if he has no surviving spouse, then to his surviving children (including adopted children) in equal shares, or if the Participant has no surviving children, then to his surviving parents in equal shares, or if the Participant has no surviving parents, then to his estate. If the Participant dies after distributions have commenced hereunder but before a complete distribution of his nonforfeitable benefits, payment of such benefits shall be in a lump sum to the legal representative of the estate of the last to die of the Participant and his Beneficiary. The Committee, in its sole discretion, shall direct the Employer to whom payments shall be made under this Section.

         6.2 PERSONAL DATA TO PLAN ADMINISTRATION COMMITTEE. Each Participant and Beneficiary must furnish to the Committee evidence, data, or information as the Committee considers necessary or desirable for the purpose of administering the Plan. The provisions of this Plan are effective for the benefit of each Participant upon the condition precedent that each Participant will promptly furnish full, true, and complete evidence, data, and information when requested by the Committee, provided the Committee shall advise each Participant of the effect of his failure to comply with its request.

         6.3 ADDRESS FOR NOTIFICATION. Each Participant and each Beneficiary of a deceased Participant shall file with the Committee, in writing, his post office address, and each subsequent change of such post office address. Any payment or distribution hereunder, and any communication addressed to a Participant or his Beneficiary, at the last address filed with the Committee, or if no address has been filed, then the last address indicated on the records of the Employer shall be deemed to have been delivered to the Participant or his Beneficiary on the date that such distribution or communication is deposited in the United States Mail, postage prepaid.

         6.4 PLACE OF PAYMENT AND PROOF OF CONTINUED ELIGIBILITY. Any check representing payment hereunder and any communication addressed to an Employee, a former Employee, a retired Employee, or Beneficiary at his last address filed with the Committee, or if no such address has been filed, then at his last address as indicated on the records of the Employer, shall be deemed to have been delivered to such person on the date on which such check or communication is deposited in the United States mail. If the Committee, for any reason, is in doubt as to whether benefit payments are being received by the person entitled thereto, it shall, by registered mail addressed to the person concerned, at his address last known to the

Committee, notify such person that all unmailed and future retirement income payments shall be henceforth withheld until he provides the Committee with evidence of his continued life and his proper mailing address.

         6.5 ASSIGNMENT OR ALIENATION. Except as may be specified under a "qualified domestic relations order," as defined in section 514(b)(7) of ERISA, no benefit payable under the Plan shall be subject in any manner to alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary prior to actually being received by the person entitled to the benefit under the terms of the Plan. The Company shall not in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements, or torts of any person entitled to benefits hereunder.

         6.6 INFORMATION AVAILABLE. Any Participant or Beneficiary may examine copies of this Plan or any other instrument under which the Plan was established or is operated. The Plan Administration Committee will maintain all of the items listed in this Section in its office, or in such other place or places as he may designate from time to time for examination during reasonable business hours. Upon the written request of a Participant or Beneficiary, the Plan Administration Committee shall furnish him with a copy of any item listed in this Section. The Plan Administration Committee may make a reasonable charge to the requesting person for the copy so furnished.

         6.7 BENEFICIARY'S RIGHT TO INFORMATION. A beneficiary's right to (and the Committees' duty to provide to the Beneficiary) information or data concerning the Plan shall not arise until he first becomes entitled to receive a benefit under the Plan.

         6.8 CLAIMS PROCEDURE. Prior to or upon becoming entitled to receive a benefit hereunder, a Participant or Beneficiary shall file a claim for such benefit with the Committee at the time and in the manner prescribed thereby. However, the Committee may direct payment of a Participant's or Beneficiary's benefits hereunder without requiring the filing of a claim therefor, if the Committee has knowledge of such Participant's or Beneficiary's whereabouts.

         6.9 APPEAL PROCEDURE FOR DENIAL OF BENEFITS. The Committee shall provide adequate notice in writing to any Participant or to any Beneficiary ("Claimant") whose claim for benefits under the Plan the Committee has denied.

                 (a) Such notice must be sent within 90 days of the date the claim is received by the Committee unless special circumstances require an extension of time for processing the claim. Such extension shall not exceed 90 days and no extension shall be allowed unless, within the initial 90 day period, the claimant is sent an extension notice indicating the special circumstances requiring the extension and specifying a date by which the Committee expects to render its decision.

                          The Committee's notice of denial to the Claimant
shall set forth the following:

                          (1)     The specific reason or reasons for the
         denial.

                          (2) Specific references to pertinent Plan provisions on which the Committee based its denial.

                          (3) A description of any additional material and information needed for the Claimant to perfect his or her claim and an explanation of why the material or information is needed.

                          (4) A statement that the Claimant may request a review upon written application to the Committee, review pertinent Plan documents, and submit issues and comments in writing. The notice must also state that any appeal of the Committee's adverse determination must be made in writing to the Committee within 60 days after receipt of the Committee's notice of denial of benefits. The notice must further advise the Claimant that failure to appeal the action to the Committee in writing within the 60-day period will render the Committee's determination final, binding, and conclusive.

                          (5) The address of the Plan Administration Committee to which the Claimant may forward his or her appeal.

                 (c) If the Claimant should appeal to the Committee, the Claimant or a duly authorized representative, may submit, in writing, whatever issues and comments the Claimant deems pertinent. The Committee shall re-examine all facts related to the appeal and make a final determination as to whether the denial of benefits is justified under the circumstances. The Committee shall advise the Claimant in writing of its decision on the appeal, the specific reasons for the decision, and the specific Plan provisions on which the decision is based. The notice of the decision shall be given within 60 days of the Claimant's written request for review, unless special circumstances (such as a hearing) would make the rendering of a decision within the 60 day period infeasible, but in no event shall the Committee render a decision regarding the denial of a claim for benefits later than 120 days after its receipt of a request for review. If an extension of time for review is required because of special circumstances, written notice of the extension shall be furnished to the claimant prior to the date the extension period commences.

         6.10 NO RIGHTS IMPLIED. Nothing contained in this Plan, or in any modification or amendment to the Plan, shall give any Employee, Participant, or any Beneficiary any right to continue employment, any legal or equitable right against an Employer, or Employee of the Employer, or against their agents, except as expressly provided by the Plan.


_________________________
End of Article VI

                                  ARTICLE VII
                           AMENDMENT AND TERMINATION


         7.1 AMENDMENT. The Company shall have the right at any time, without prior notice and without cause, to amend or terminate the Plan by action of its board of directors or by action of the compensation committee of its board of directors. The Company shall make all amendments in writing. Each amendment shall state the date to which it is either retroactively or prospectively effective.

         7.2 TERMINATION. Upon termination of the Plan, the Company shall pay all benefits credited to Participants pursuant to Section 4.1.


_________________________
End of Article VII

                                  ARTICLE VIII
                                 MISCELLANEOUS


         8.1 EXECUTION OF RECEIPTS AND RELEASES. Any payment to any Participant, or to his legal representative or Beneficiary, in accordance with the provisions of the Plan, shall to the extent thereof be in full satisfaction of all claims hereunder against the Plan. The Plan Administration Committee may require such Participant, legal representative, or Beneficiary, as a condition precedent to such payment, to execute a receipt and release therefor in such form as it shall determine.

         8.2 EMPLOYER RECORDS. Each Employer shall, upon request or as may be specifically required hereunder, furnish or cause to be furnished, all of the information or documentation which is necessary or required by the Plan Administration Committee to perform its duties and functions under the Plan. Records of an Employer as to an Employee's or Participant's period of employment, termination of employment and the reason therefor, leaves of absence, reemployment, and Compensation will be conclusive on all persons, unless determined by the Plan Administration Committee to be incorrect.

         8.3 INTERPRETATIONS AND ADJUSTMENTS. To the extent permitted by law, an interpretation of the Plan and a decision on any matter within the Committee's discretion made in good faith is binding on all persons. A misstatement or other mistake of fact shall be corrected when it becomes known and the person responsible shall make such adjustment on account thereof as he considers equitable and practicable.

         8.4 EVIDENCE. Evidence required of anyone under the Plan may be by certificate, affidavit, document, or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties. Any action required of the Employer may be by resolution of its board of directors or by any person authorized to act on behalf of the Employer.

         8.5 SEVERABILITY. In the event any provision of the Plan shall be held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan, but shall be fully severable and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included herein.

         8.6 NOTICE. Any notice required to be given herein by an Employer or the Plan Administration Committee, shall be deemed delivered, when (a) personally delivered, or (b) placed in the United States mails, in an envelope addressed to the last known address of the person to whom the notice is given.

         8.7 WAIVER OF NOTICE. Any person entitled to notice under the Plan may waive the notice.

         8.8 SUCCESSORS. The Plan shall be binding upon all persons entitled to benefits under the Plan, their respective heirs and legal representatives, upon each Employer, its successors and assigns, and upon the Plan Administration Committee, and its successors.

         8.9 HEADINGS. The titles and headings of Articles and Sections are included for convenience of reference only and are not to be considered in construction of the provisions hereof.

         8.10 GOVERNING LAW. All questions arising with respect to the provisions of this Agreement shall be determined by application of the laws of the State of Washington except to the extent Washington law is preempted by federal law.


_________________________
End of Article VIII

         IN WITNESS WHEREOF, the undersigned officer of Washington Mutual, Inc. has executed this instrument to be effective as of January 1, 1994.

                            WASHINGTON MUTUAL, INC.




                                        By:          [SIG]
                                              --------------------------------

                                        Its:  Senior Vice President &
                                              Plan Administrator
                                              --------------------------------